UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 21, 2005

Date of Report (Date of earliest event reported)

Arden Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard,

4th Floor

Los Angeles, California 90025-1740

(Address and zip code of principal executive offices)

(310) 966-2600

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 21, 2005, Arden Realty, Inc., a Maryland corporation (the “Company”), Arden Realty Limited Partnership, a Maryland limited partnership (the “Partnership”), and Atlas Partnership Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company (the “Partnership Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Capital Corporation, a Delaware corporation (the “Parent”), Atlas Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of the Parent (the “REIT Merger Sub”), Trizec Properties, Inc., a Delaware corporation (the “TZ REIT”), and Trizec Holdings Operating LLC, a Delaware limited liability company (the “TZ OP”), pursuant to which, as set forth in more detail below, the Parent will acquire the Company and its subsidiaries through the merger of the Company with and into the REIT Merger Sub (the “REIT Merger”), with the REIT Merger Sub continuing as the surviving entity.

The consummation of the Mergers will occur in connection with the following steps.  Prior to any of the transactions described in the Merger Agreement, the Company will form a wholly-owned subsidiary that will be admitted to the Partnership as a limited partner and will acquire a 0.01% interest in the Partnership in exchange for a capital contribution (the “Admission”).  Following the Admission, holders of Partnership units that are “accredited investors” may elect to have their Partnership units redeemed (the “Redemption” and each such holder, a “Redeeming OP Unit Holder”) by the Partnership in exchange for an interest in one or more limited liability companies that hold certain properties of the Partnership (“LLC Interests”).  The Partnership will also distribute to each Redeeming OP Unit Holder an amount in cash equal to a proportional quarterly distribution up to the closing date.  Following the Admission and Redemption, each Redeeming OP Unit Holder will contribute to TZ OP all of its LLC Interests in exchange for interests in TZ OP (the “Exchange”).  Following the Admission, Redemption and Exchange, the Partnership Merger Sub will merge with and into the Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with the Partnership continuing as the surviving entity (the “Surviving Partnership”).  Holders of Partnership units that were not redeemed in the Redemption will have each unit converted, subject to certain terms and conditions, into the right to receive an amount in cash equal to (i) $45.25, without interest, plus (ii) an amount equal to a pro rated portion of the Company's $0.505 quarterly distribution.  Thereafter, the Partnership will distribute its rights in thirteen properties (the “TZ Assets”) to the Company in partial redemption of its Partnership Units (the “TZ Asset Distribution”) and the Parent will cause the Company to sell the TZ Assets to TZ OP for approximately $1.6 billion (the “Asset Sale”).  Following the Admission, Redemption, Exchange, Partnership Merger, TZ Asset Distribution and Asset Sale, the REIT Merger Sub and the Company will consummate the REIT Merger.

Pursuant to the terms of the Merger Agreement, each issued and outstanding common share of the Company, par value $0.01 per share (“Company Common Shares”), will be converted into the right to receive an amount in cash equal to (i) $45.25, without interest, plus (ii) an amount equal to a pro rated portion of the Company's $0.505 quarterly distribution (collectively, the “Company Common Share Merger Consideration”).  Each outstanding option to purchase Company Common Shares under any employee share option or compensation plan or arrangement of the Company will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (a) the number of Company Common Shares subject to such option, and (b) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such option (“Option Merger Consideration”).  If the exercise price per share of any such option is equal to or greater than the Company Common Share Merger Consideration, then such option will be canceled without any cash payment.

The Merger Agreement provides that the Company and the Partnership may continue to declare and pay regular quarterly dividends and distributions in accordance with past practice, respectively, up to the closing of the Mergers.

The Mergers and the transactions contemplated by the Merger Agreement have been unanimously approved by the Board of Directors of the Company (“Board”), acting both on behalf of the Company itself and on behalf of the Company in its capacity as the sole general partner of the Partnership.

The Mergers are subject to customary closing conditions, including the approval of the REIT Merger by the affirmative vote of two-thirds of the holders of the Company Common Shares.  The Mergers are not conditioned upon consummation of the Admission, Redemption, Exchange, TZ Asset Distribution or Asset Sale.  The Merger Agreement contains certain termination rights for both the Parent and the Company and provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay the Parent a termination fee of $100.0 million and/or reimburse the Parent for its out-of-pocket costs and expenses up to $10.0 million.  Under specified circumstances, the Parent may be required to reimburse the Company for its out-of-pocket costs and expenses up to $10.0 million.  It is anticipated that the Mergers will close by the end of the first quarter of 2006, subject to delays in satisfying the conditions to the Mergers that could extend the closing into April or May 2006.

The foregoing descriptions of the Admission, Redemption, Exchange, TZ Asset Distribution, Asset Sale, Mergers and  Merger Agreement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Retention and Severance Plan

In connection with the Mergers, the Partnership adopted the Arden Realty Limited Partnership Retention and Severance Plan (the “Retention and Severance Plan”) under which certain employees of the Partnership and its taxable REIT subsidiaries will receive retention bonuses if they are employed by the Surviving Partnership on the 120th day after the closing of the Mergers.  If the employment of any participating employee is terminated without “cause” or on account of a “constructive termination” (both as defined under the Retention and Severance Plan) prior to or within 12 months following the closing of the Mergers, the employee will receive the retention bonus and may also be entitled to certain other severance benefits, including the reimbursement of a portion of healthcare premiums and the provision of outplacement services.  However, if a participating employee’s employment is transferred from the Surviving Partnership to a party to the Merger Agreement and that party is obligated to provide payments and benefits under the Retention and Severance Plan to that participating employee, then that transfer will not be treated as a termination of employment.  The amount of the retention bonus will be based on certain minimum amounts plus additional amounts based on each participating employee’s number of years of service with the Partnership.  None of the Company’s named executive officers is eligible to participate in the Retention and Severance Plan.

Amendments to Employment Agreements

The Compensation Committee of the Board (the “Compensation Committee”) has authorized the Company and the Partnership to amend existing employment agreements that include gross-up provisions for the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, with Richard S. Ziman, Victor J. Coleman, Richard S. Davis and Robert C. Peddicord and certain other executive officers of the Company.  Such gross-up provisions will be amended to designate The Schonbraun McCann Group to make all required determinations regarding the gross-up payments.

2005 Bonuses

The Compensation Committee has authorized the officers of the Company and the Partnership to pay 2005 cash bonuses in accordance with the terms of the Company’s bonus plans and programs to certain executives in December 2005.  As authorized by the Compensation Committee, Richard S. Ziman will receive a 2005 cash bonus of $968,750, Victor J. Coleman will receive $781,250, Richard S. Davis will receive $517,500 and Robert C. Peddicord will receive $414,000.

Item 8.01.  Other Events.

Charter Township of Clinton Police and Fire Retirement System vs. Arden Realty, Inc.

On December 23, 2005, a purported shareholder class action lawsuit related to the Merger Agreement was filed in Los Angeles County Superior Court naming the Company and each of its directors as defendants.  The lawsuit, Charter Township of Clinton Police and Fire Retirement System vs. Arden Realty, Inc., et al (Case No. BC345065), alleges, among other things, that $45.25 per share in cash to be paid to the holders of Company Common Stock in connection with the REIT Merger is inadequate and that the individual defendants breached their fiduciary duties to the stockholders of the Company in negotiating and approving the Merger Agreement.  The complaint seeks the following equitable relief: (i) declaring that the lawsuit is properly maintainable as a class action and certification of the plaintiff as a class representative; (ii) declaring that the defendants have breached their fiduciary duties owed to the plaintiff and other members of the class; (iii) enjoining the REIT Merger and, if such transaction is consummated, rescinding the transaction; (iv) enjoining the triggering of “acceleration” clauses related to stock options upon a change of control; (v) requiring the defendants to uphold their fiduciary duties and to fully insulate themselves from any conflicts of interest that interfere with such duties; and (vi) awarding attorneys’ and experts’ fees to the plaintiff.  The Company believes that this lawsuit is without merit and intends to vigorously defend the action.

Amendments to Employment Agreements

The Compensation Committee has authorized the officers of the Partnership to enter into new employment agreements with certain executives (not including any of the Company’s named executive officers) to extend the terms of their current employment agreements from February 28, 2006 to February 28, 2007 and provide for possible salary increases based on 2006 annual compensation review, in accordance with past practice.

Nonqualified Deferred Compensation Plans

The Compensation Committee has authorized the officers of the Company and the Partnership to amend or enter into agreements to amend all employee benefit plans and agreements of the Company and the Partnership that might constitute “nonqualified deferred compensation plans” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including those plans in which the named executive officers and other executive officers participate and those agreements to which the named executive officers or other executive officers are a party.  These plans and agreements, subject to the consent of any “service provider” (within the meaning of Section 409A), to the extent required by the terms of such plans and agreements, may be amended to provide either for the compensation and/or benefits payable under such plans and agreements not to constitute “nonqualified deferred compensation” within the meaning of Section 409A or to satisfy the requirements of Section 409A, including by cashing out, accelerating, deferring or eliminating any such payments and/or benefits.   If any such amendment of a plan or agreement results in the deferral of the payment of or provision of any compensation or benefit under the plan or agreement, then the Company or the Partnership will pay the affected service provider interest on the amount of the deferred payment or benefit at the rate of 4.5%, compounded annually, for the deferral period imposed by such amendment.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information about the Mergers and Where to Find It

In connection with the proposed Mergers, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, GENERAL ELECTRIC CAPITAL CORPORATION AND THE MERGERS.  The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations at (310) 966-2600 or accessing the Company’s investor relations website.  Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Mergers.

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the Mergers.  Information about the executive officers and directors of the Company and the number of shares of the Company’s common stock beneficially owned by such persons is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2005.  Security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the Mergers by reading the proxy statement regarding the Mergers when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of December 21, 2005, by and among Arden Realty, Inc., Arden Realty Limited Partnership, General Electric Capital Corporation, Trizec Properties, Inc., Trizec Holdings Operating LLC, Atlas Merger Sub, Inc. and Atlas Partnership Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.

Date: December 28, 2005
	By:	/s/ Richard S. Davis
Name: Richard S. Davis
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of December 21, 2005, by and among Arden Realty, Inc., Arden Realty Limited Partnership, General Electric Capital Corporation, Trizec Properties, Inc., Trizec Holdings Operating LLC, Atlas Merger Sub, Inc. and Atlas Partnership Merger Sub, Inc.